UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

   On January 6, 2014, the Board of Directors of Spherix Incorporated (the "Company") appointed Richard Cohen as its Chief Financial Officer, and Michael Pollack resigned as the interim Chief Financial Officer of the Company, effective January 3, 2014. In submitting his resignation, Mr. Pollack did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

    Richard Cohen, 62, has been the President of Richard M. Cohen Consultants since 1996 and the Chairman of Chord Advisors LLC since 2012.  Mr. Cohen was the President of CorMedix Inc. from 2011-2013 and a member of its board of directors from 2010 to 2013. Mr. Cohen was a member of the board of directors of Dune Energy Inc. from 2008-2012. Mr. Cohen served as a director and Chairman of the Audit Committee of Rodman and Renshaw from 2008 to 2012. In connection with its prior role as the Company's investment banker, Rodman and Renshaw currently holds warrants to purchase up to 759 shares of the Company's common stock and received approximately $187,000 in placement agent fees in 2011.

    Mr. Cohen has no family relationship with any of the executive officers or directors of the Company.  Except as described herein, there are no arrangements or understandings between Mr. Cohen and any other person pursuant to which he was appointed as an officer of the Company.

    Mr. Cohen is serving as the Company’s  Chief Financial Officer pursuant to an agreement with Chord Advisors LLC (“Chord”), of which Mr. Cohen is Chairman.  In consideration for Mr. Cohen’s services, the Company has agreed to pay Chord a monthly fee of $20,000 ($5,000 of which will be payable in shares of the Company’s common stock).

    On January 6, 2014,  the Company entered into an indemnification agreement with Mr. Cohen that provides, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that Mr. Cohen shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The exhibit listed in the following Exhibit Index is furnished as part of the Current Report on Form 8-K.

Exhibit No.	Description
10.1	Indemnification Agreement between Spherix Incorporated and Richard Cohen, dated January 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 9, 2014

SPHERIX INCORPORATED

/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer